Exhibit 10.197

SUBORDINATED NOTE PURCHASE AGREEMENT

PHILIP E. ROSENSWEIG

and

BIOVEST INTERNATIONAL, INC.

Dated: September 10, 2007

LIST OF EXHIBITS

Form of Subordinated Term Note	Exhibit A

Form of Subordination Agreement	Exhibit B

SUBORDINATED NOTE PURCHASE AGREEMENT

THIS SUBORDINATED NOTE PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of September 10, 2007, by and between BIOVEST INTERNATIONAL, INC., a Delaware corporation (the “Company”), and Philip E. Rosensweig (the “Purchaser”).

RECITALS

WHEREAS, the Company has authorized the sale to the Purchaser of a Subordinated Promissory Note in the aggregate principal amount of Three Hundred Thousand dollars ($300,000) in the form of Exhibit A hereto (as amended, modified and/or supplemented from time to time, the “Note”);

WHEREAS, the Company wishes to issue to the Purchaser upon maturity of the Note shares of the Company’s common stock valued at $300,000 priced at the lower of: (i) $1.10 per share; or (ii) a discount of 15% to the volume-weighted average price of the Company’s common stock for the sixty days prior to maturity of the Note; in connection with the Purchaser’s purchase of the Note (the “Stock Payment”);

WHEREAS, the Purchaser desires to purchase the Note on the terms and conditions set forth herein; and

WHEREAS, the Company desires to issue and sell the Note to the Purchaser on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Agreement to Sell and Purchase. Pursuant to the terms and conditions set forth in this Agreement, on the Closing Date (as defined in Section 2), the Company shall sell to the Purchaser, and the Purchaser shall purchase from the Company, the Note. The Note will mature on the Maturity Date (as defined in the Note).

2. Closing, Delivery and Payment.

2.1 Closing. Subject to the terms and conditions herein, the closing of the transactions contemplated hereby (the “Closing”), shall take place on the date hereof, at such time or place as the Company and the Purchaser may mutually agree (such date is hereinafter referred to as the “Closing Date”).

2.2 Delivery. At the Closing on the Closing Date, the Company will deliver to the Purchaser the Note and the Purchaser will deliver to the Company the proceeds of the Note and a fully executed Subordination Agreement subordinating the Note to the Company’s obligations to Laurus Master Funds and Accentia Biopharmaceuticals, Inc.

2.3 Payment Upon Maturity. In addition to the repayment of the Note as set forth therein, upon the Maturity Date the Company shall issue to the Purchaser that number of shares of the Company’s common stock determined by dividing $300,000 by the lower of (i) $1.10 or ii) an amount equal to the greater of a discount of 15% to the volume-weighted average price of the Company’s common stock for the sixty days prior to the Maturity Date or $0.01 per share (the “Stock Payment”).

2.4 Registration Rights. The common stock issued in the Stock Payment shall have “piggy-back” registration rights, as follows: In the event that the Company plans to file a registration statement with the U. S. Securities and Exchange Commission covering shares of common stock of the Company (“Registration Statement”) at any time after the Maturity Date, the Company shall provide written notice to Purchaser and Purchaser shall have 30 days to require in writing that all shares of common stock issued for the Stock Payment be covered in the Registration Statement. Notwithstanding the foregoing, the Company shall have the right full discretion to determine not to include the shares underlying the Stock Payment in any registration statement if the Company reasonably determines that such registration may adversely effect the registration statement, the offering described in the registration statement or otherwise adversely affect the Company, in which case the Company shall include the shares in the next appropriate Registration Statement filed by the Company.

3. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser as follows:

3.1 Organization, Good Standing and Qualification. Each of the Company and each of its Subsidiaries is a corporation, partnership or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of the Company and each of its Subsidiaries has the corporate, limited liability company or partnership, as the case may be, power and authority to own and operate its properties and assets and, insofar as it is or shall be a party thereto, to (a) execute and deliver (i) this Agreement, (ii) the Note; (b) issue and sell the Note; (c) issue the common stock required for the Stock Payment. The Company and each of its subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation, partnership or limited liability company, as the case may be, in all jurisdictions in which the nature or location of its activities and of its properties (both owned and leased) makes such qualification necessary.

4. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

4.1 No Shorting. The Purchaser or any of its affiliates and investment partners has not, will not and will not cause any person or entity, to directly engage in “short sales” of the Company’s Common Stock as long as the Note shall be outstanding.

4.2 Requisite Power and Authority. The Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out its provisions. Upon its execution and delivery, this Agreement will be valid and binding obligations of the Purchaser, enforceable in accordance with their terms, except:

(a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights; and

(b) as limited by general principles of equity that restrict the availability of equitable and legal remedies.

4.3 Investment Representations. The Purchaser understands that the Note and common stock for the Stock Payment are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Purchaser’s representations contained in this Agreement, including, without limitation, that the Purchaser is an “accredited investor” within the meaning of Regulation D under the Securities Act. The Purchaser confirms that it has exclusively relied upon his right to conduct due diligent inquiry into the Company and that Purchaser has had full access to all the information requested. The Purchaser understands that the Company is subject to a high degree of risk and that a loan to and/or investment in the Company is highly speculative. Purchaser understands that the company’s financial condition is uncertain, the Company is undercapitalized and that the Company will require significant additional financing to achieve operating profitability, if at all, or to continue to implement its business plan and that the Company does not have any commitment for such required financing.

4.4 The Purchaser Bears Economic Risk. The Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Purchaser confirms that he must bear the economic risk of this investment until the Company repays the loan and until the common stock obtained in the Stock Payment may be sold pursuant to: (a) an effective registration statement under the Securities Act; or (b) an exemption from registration is available with respect to such a sale.

4.5 Acquisition for Own Account. The Purchaser is acquiring the Note for the Purchaser’s own account for investment only, and not as a nominee or agent and not with a view towards or for resale in connection with their distribution.

4.6 Accredited Investor. The Purchaser represents that it is an “accredited investor” within the meaning of Regulation D under the Securities Act.

4.7 Legends.

(a) The common stock issued in the Stock Payment shall bear a legend which shall be in substantially the following form until such shares are covered by an effective registration statement filed with the SEC:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR

ANY APPLICABLE STATE SECURITIES LAWS. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO BIOVEST INTERNATIONAL, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.”

4.8 Confidentiality. The Purchaser will not disclose, and will not include in any public announcement, the name of the Company, unless expressly agreed to by the Company or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

4.9 Non-Public Information. The Purchaser will not effect any sales in the shares of the Company’s Common Stock while in possession of material, non-public information regarding the Company if such sales would violate applicable securities law.

5. Miscellaneous.

5.1 Governing Law, Jurisdiction and Waiver of Jury Trial.

(a) THIS AGREEMENT AND THE OTHER RELATED AGREEMENTS SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

5.2 Severability. Wherever possible each provision of this Agreement and the Related Agreements shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid or illegal under applicable law such provision shall be ineffective to the extent of such prohibition or invalidity or illegality, without invalidating the remainder of such provision or the remaining provisions thereof which shall not in any way be affected or impaired thereby.

5.3 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Purchaser and the closing of the transactions contemplated hereby to the extent provided therein. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument. All indemnities set forth herein shall survive the execution, delivery and termination of this Agreement and the Note and the making and repayment of the obligations arising hereunder, under the Note and under the other Related Agreements.

5.4 Successors. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person or entity which shall be a holder of the securities issued hereunder from time to time, other than the holders of Common Stock which has been sold by the Purchaser pursuant to Rule 144 or an effective registration statement. The Purchaser shall not be permitted to assign its rights hereunder or under any Related Agreement to a competitor of the Company unless an Event of Default (as defined in the Note) has occurred and is continuing.

5.5 Entire Agreement; Maximum Interest. This Agreement, the exhibits and schedules hereto and thereto and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein. Nothing contained in this Agreement or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum rate permitted by applicable law.

5.6 Amendment and Waiver.

(a) This Agreement may be amended or modified only upon the written consent of the Company and the Purchaser.

(b) The obligations of the Company and the rights of the Purchaser under this Agreement may be waived only with the written consent of the Purchaser.

(c) The obligations of the Purchaser and the rights of the Company under this Agreement may be waived only with the written consent of the Company.

5.7 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. All remedies, either under this Agreement or the Related Agreements, by law or otherwise afforded to any party, shall be cumulative and not alternative.

5.8 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given:

(a) upon personal delivery to the party to be notified;

(b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day;

(c) three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or

(d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

All communications shall be sent as follows:

If to the Company, to:	Biovest International, Inc. 324 S. Hyde Park Ave. Suite 350 Tampa FL 33606 Attention: Chief Financial Officer Facsimile: 813-258-6912

with a copy to:

Steve Arikian, MD. 324 S. Hyde Park Ave., Suite 350 Tampa, FL 33606 Facsimile:813-258-6912

If to the Purchaser, to:	Philip E. Rosensweig 7280 West Palmetto Park Road, Suite 106 Boca Raton, FL 33433 Facsimile: 561-362-7218

with a copy to:

A. Butte c/o Gunn Allen 5002 West Waters Avenue Tampa, FL 33634

or at such other address as the Company or the Purchaser may designate by written notice to the other parties hereto given in accordance herewith.

5.9 Facsimile Signatures; Counterparts. This Agreement may be executed by facsimile signatures and in any number of counterparts, each of which shall be an original, but all of which together shall constitute one agreement.

5.10 Broker’s Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 6.10 being untrue.

5.11 Construction. Each party acknowledges that its legal counsel participated in the preparation of this Agreement and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Agreement to favor any party against the other.

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IN WITNESS WHEREOF, the parties hereto have executed the SUBORDINATED NOTE PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:		PURCHASER:

Biovest International, Inc.		PHILIP E. ROSENSWEIG

By:	/s/ Steven Arikian	By:	/s/ Philip E. Rosensweig

Name:	Steven Arikian, M.D.	Name:

Title:	Chairman and CEO	Title:

EXHIBIT A

FORM OF SUBORDINATED PROMISSORY NOTE

EXHIBIT B

FORM OF SUBORDINATION AGREEMENT